As filed with the Securities and Exchange Commission on October 7, 2005
                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------
                               GSC HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)

               Delaware                                 5734
    (State or other jurisdiction of         (Primary Standard Industrial
    incorporation or organization)          Classification Code Number)

                                  20-2733559
                               (I.R.S. Employer
                             Identification No.)

                               c/o GameStop Corp.
                              625 Westport Parkway
                             Grapevine, Texas 76051
                                 (817) 424-2000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                               R. Richard Fontaine
                               c/o GameStop Corp.
                              625 Westport Parkway
                             Grapevine, Texas 76051
                                 (817) 424-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

Michael N. Rosen                             Jeffrey W. Griffiths
Jay M. Dorman                                Electronics Boutique
Bryan Cave LLP                               Holdings Corp.
1290 Avenue of the Americas                  931 South Matlack Street
New York, New York 10104                     West Chester, Pennsylvania 19382
(212) 541-2000                               (610) 430-8100

                     Leonard M. Klehr
                     William W. Matthews, III
                     Klehr, Harrison, Harvey, Branzburg &
                     Ellers LLP
                     260 South Broad Street
                     Philadelphia, Pennsylvania 19102
                     (215) 568-6060

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed mergers described herein have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Registration No. 333-125161

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

                         Calculation of Registration Fee

==================================================================================================================
                                                         Proposed Maximum    Proposed Maximum        Amount of
       Title of Each Class of            Amount to         Offering Price         Aggregate         Registration
    Securities to be Registered       be Registered(1)    Per Share(2)      Offering Price(2)      Fee(3)(4)
==================================================================================================================
Class A common stock, par value
$0.001 per share(5)                       284,283              N/A              $9,190,148            $1,100
==================================================================================================================


(1) The number of additional shares of Class A common stock, par value $0.001 per share, of the registrant ("Holdco Class A common stock") being registered is based upon the sum of (i) the product obtained by multiplying
     (x) 41,300 shares of Class A common stock, par value $0.001 per share, of GameStop Corp. ("GameStop Class A common stock") estimated to be outstanding immediately prior to the GameStop merger by (y) the exchange ratio of 1.0, plus (ii) the product obtained by multiplying (a) 308,374 shares of common stock, par value $0.01 per share, of Electronics Boutique Holdings Corp. ("EB common stock") estimated to be outstanding immediately prior to the EB merger, by (b) the exchange ratio of 0.78795. The Registrant previously registered 54,382,484 shares of Holdco Class A common stock and 29,901,662 shares of Class B common stock, par value $.001 per share, of Holdco ("Holdco Class B common stock") on its Registration Statement on Form S-4 (File No. 333-125161).

(2) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the sum of (i) the product obtained by multiplying (x) $32.42 (the average of the high and low prices of GameStop Class A common stock on October 5, 2005), by (y) 41,300 shares of GameStop Class A common stock (estimated number of shares of GameStop Class A common stock to be cancelled in the GameStop merger), plus (ii) the product obtained by multiplying (a) $63.61 (the average of the high and low prices of EB common stock on October 5, 2005), by (b) 308,374 shares of EB common stock (estimated number of shares of EB common stock to be cancelled in the EB merger), minus (iii) $11,764,468 (the estimated amount of cash to be paid by the registrant to EB's stockholders in the EB merger). Additional shares of Holdco Class A common stock are being registered hereby in order to include a good faith estimate of shares of GameStop Class A common stock or EB common stock or both that may be issued after the filing of this Registration Statement and prior to the completion of the mergers.

(3) Calculated by multiplying the estimated aggregate offering price of securities to be registered by .00011770.

(4) A registration fee of $243,556 was previously paid in connection with the filing of the Registrant's Form S-4 for the registration of 54,382,484 shares of Holdco Class A common stock and 29,901,662 shares of Holdco Class B common stock. An additional registration fee of $1,100 is being paid for an additional 284,283 shares of Holdco Class A common stock.

(5) Each holder of GameStop Class A common stock is entitled to one vote for each share of GameStop Class A common stock, and each holder of GameStop Class B common stock is entitled to ten votes for each share of GameStop Class B common stock, held on all matters properly submitted to the GameStop stockholders.

                                EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (File No. 333-125161), declared effective as of September 2, 2005, GSC Holdings Corp. ("Holdco" or the "Registrant") registered 54,382,484 shares of Class A common stock, par value $.001 per share ("Holdco Class A common stock"), and 29,901,662 shares of Class B common stock, par value $.001 per share, and paid a fee of $243,556. Holdco is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 284,283 additional shares of Holdco Class A common stock for issuance in connection with the consummation of the mergers as contemplated by the Agreement and Plan of Merger, dated as of April 17, 2005, by and among Holdco, GameStop, Inc., GameStop Corp., Eagle Subsidiary LLC, Cowboy Subsidiary LLC and Electronics Boutique Holdings Corp. In connection with the registration of additional shares, Holdco is paying an additional registration fee of $1,100.

                     STATEMENT OF INCORPORATION BY REFERENCE

The contents of the prior Registration Statement on Form S-4 (File No. 333-125161) are hereby incorporated by reference into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas on October 7, 2005.

                                 GSC Holdings Corp.


                                 By:    /s/ R. Richard Fontaine
                                        --------------------------------
                                        R. Richard Fontaine
                                        Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Richard Fontaine, Daniel A. DeMatteo and David W. Carlson, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective documents in connection therewith), with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  CAPACITY                                  DATE
/s/ R. Richard Fontaine                 Chairman and Chief Executive Officer and              October 7, 2005
----------------------------            Director (Principal Executive Officer)
    R. Richard Fontaine

/s/ Daniel A. DeMatteo                  Vice Chairman, Chief Operating Officer and            October 7, 2005
----------------------------            Director
    Daniel A. DeMatteo

/s/ David Carlson                       Executive Vice President and Chief                    October 7, 2005
----------------------------            Financial Officer (Principal Accounting
    David Carlson                        and Financial Officer)

                                  EXHIBIT INDEX

Exhibit
Number         Description

5.1 Opinion of Bryan Cave LLP regarding legality of securities being registered.

8.1 Opinion of Bryan Cave LLP, counsel to GameStop Corp., as to material U.S. federal tax matters (incorporated herein by reference to Exhibit 8.1 of GSC Holdings Corp.'s Amendment No. 2 to its Registration Statement on Form S-4 filed September 2, 2005 (File No. 333-125161)).

8.2 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to Electronics Boutique Holdings Corp., as to material U.S. federal tax matters (incorporated herein by reference to Exhibit 8.2 of GSC Holding Corp.'s Amendment No. 2 to its Registration Statement on Form S-4 filed September 2, 2005 (File No. 333-125161)).

23.1 Consent of BDO Seidman, LLP, independent registered public accounting firm for GameStop Corp.

23.2 Consent of KPMG LLP, independent registered public accounting firm for Electronics Boutique Holdings Corp.

23.3 Consent of Bryan Cave LLP (included as part of its opinion filed as Exhibit
     5.1 to this Registration Statement).

23.4 Consent of Bryan Cave LLP (included as part of its opinion filed as Exhibit
     8.1 to this Registration Statement).

23.5 Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP (included as part of its opinion filed as Exhibit 8.2 to this Registration Statement).

24.1 Power of Attorney (included on signature page to this Registration Statement).

99.1 Consent of Citigroup Global Markets Inc. (incorporated herein by reference to Exhibit 99.1 of GSC Holdings Corp.'s Registration Statement on Form S-4 filed May 23, 2005 (File No. 333-125161)).

99.2 Consent of Merrill Lynch & Co. (incorporated herein by reference to Exhibit
     99.2 of GSC Holdings Corp.'s Registration Statement on Form S-4 filed May 23, 2005 (File No. 333-125161)).

99.3 Consent of Peter J. Solomon Company, L.P. . (incorporated herein by reference to Exhibit 99.3 of GSC Holdings Corp.'s Registration Statement on Form S-4 filed May 23, 2005 (File No. 333-125161)).

99.4 Consent of Leonard Riggio to be named as a director (incorporated herein by reference to Exhibit 99.4 of GSC Holdings Corp.'s Registration Statement on Form S-4 filed May 23, 2005 (File No. 333-125161)).

99.5 Consent of Michael N. Rosen to be named as a director (incorporated herein by reference to Exhibit 99.5 of GSC Holdings Corp.'s Registration Statement on Form S-4 filed May 23, 2005 (File No. 333-125161)).

99.6 Consent of Stephanie M. Shern to be named as a director (incorporated herein by reference to Exhibit 99.6 of GSC Holdings Corp.'s Registration Statement on Form S-4 filed May 23, 2005 (File No. 333-125161)).

99.7 Consent of Gerald R. Szczepanski to be named as a director (incorporated herein by reference to Exhibit 99.7 of GSC Holdings Corp.'s Registration Statement on Form S-4 filed May 23, 2005 (File No. 333-125161)).

99.8 Consent of Edward A. Volkwein to be named as a director (incorporated herein by reference to Exhibit 99.8 of GSC Holdings Corp.'s Registration Statement on Form S-4 filed May 23, 2005 (File No. 333-125161)).

99.9 Consent of James J. Kim to be named as a director (incorporated herein by reference to Exhibit 99.9 of GSC Holdings Corp.'s Registration Statement on Form S-4 filed May 23, 2005 (File No. 333-125161)).

99.10 Consent of Stanley Steinberg to be named as a director (incorporated herein by reference to Exhibit 99.10 of GSC Holdings Corp.'s Amendment No. 1 to Registration Statement on Form S-4 filed July 8, 2005 (File No. 333-125161)).